Listing Report:Supplement No. 74 dated Oct 13, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 164369
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	12.13%	Starting borrower rate/APR:	13.13% / 13.48%	Starting monthly payment:	$843.92

Auction yield range:	3.27% - 12.13%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	10.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1990	Debt/Income ratio:	22%
Credit score:	840-860 (Oct-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$1	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	MicroLoanGroup	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvesting
Purpose of loan:
I plan to use the funds from this loan to invest in a local company?paying great dividends.? They need bridge money to bank their growth.? This is a way I can use my great credit rating to provide a solid return.

My financial situation:
I am the father of 4 and the only debt I have is my?mortgage?of $206,000 on a house worth $300,000. ?I recently consolidated a school loan for $26,000 into that mortgage.? I used the school loan to earn?an MBA degree.? I work as an accountant and the organization I work for is a large employer who traditionally keeps their people until retirement age?at 65.? I love what I do and I live within my means.

Monthly net income: $3,800

Monthly expenses: $
??Housing: $ 1,100

??Insurance: $ 75
??Car expenses: $?75
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 750
??Clothing, household expenses $?350
??Shools and lessons for kids? $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 287867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$274.92

Auction yield range:	17.27% - 18.00%	Estimated loss impact:	26.00%
Lender servicing fee:	1.00%	Estimated return:	-8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1997	Debt/Income ratio:	43%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$25,953	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	troye1234	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to pay off a high interest debt (Household Financial).? I pay this?bill religiously.? Unfortunately, the interest rate is so high, I am barely?making a dent in the overall amount due.? If?I had a lower interest rate, this bill?could be paid off in?7 months.?My financial situation:

I am a good candidate for this loan because I have steady income and good health.?

Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 100
??Car expenses: $ 151?
??Utilities: $ 190
??Phone, cable, internet: $ 100
??Food, entertainment: $ 75
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 689
??Other expenses: $ 80
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 426485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.07%	Starting borrower rate/APR:	16.07% / 18.25%	Starting monthly payment:	$140.77

Auction yield range:	6.27% - 15.07%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-2003	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	17 / 16	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	18	Length of status:	4y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,929	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Love789	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	720-740 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	620-640 (Jul-2008)
Principal balance:	$2,545.21	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Next step
Purpose of loan:
This loan will be used to pay off one credit card.

My financial situation:
I am a good candidate for this loan because I always pay my debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.63%	Starting borrower rate/APR:	25.63% / 27.94%	Starting monthly payment:	$220.52

Auction yield range:	11.27% - 24.63%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	14.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-2005	Debt/Income ratio:	16%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	economy-galleon	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rid me loan shark CITIFINANCIAL!
Purpose of loan:
This loan will be used to? get rid of my last and most evil debt - Citifinancial!

My financial situation:
I am a good candidate for this loan because?I have good credit, I have no outstanding debts whatsoever, on top of my career, I'm also an author. I always make good on what I owe.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428067
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.07%	Starting borrower rate/APR:	17.07% / 19.27%	Starting monthly payment:	$178.44

Auction yield range:	6.27% - 16.07%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1975	Debt/Income ratio:	20%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	8 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	17	Length of status:	1y 11m
Amount delinquent:	$575	Revolving credit balance:	$14,593	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	rapid-coin6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
inventory for the holiday season
My brother and i are starting a local christmas lighting business, under the umbrella of a well established and very prosperous christmas lighting business that has show profits for the last 12 seasons. This $5,000 is half the capital we need to be fully stocked and licensed in time for our scheduled jobs. We are good candidates for this loan, my brother and i are hard working and honest people who are not afraid of hard work. Because it is a proven profitable business we are under, there will be a quick return on investment for the lender. we are very confident about this investment and excited for the opportunity.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428079
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$419.06

Auction yield range:	17.27% - 28.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-2008	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	1 / 1	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	8	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	peaceful-agreement	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Money for School and other
Purpose of loan:
School Expenses, car, loans, until I start working more hours over the summer

My financial situation:
I am a good candidate for this loan because? I currently need money for school items that aren't covered by my other loans, such as books, computer, phone bill, insurance, gas, food, car parts and other extraneous expenses. I am good with my money and can work more, but getting this money can hold me off until I work more hours in the summer where I will be able to pay off everything. Everything I get from working gets spent on books and even now I don't have everything I should. So far I have two jobs lined up, and I am currently working one off and on. My situation would be different if I did not go to a school that was ranked my Discover Magazine as being in top 2 hardest work-studying universities in the states (not going to point out which one, but both are tough, already have seen many friends not make it this far). I am an engineer, so its not like I have trouble finding a job, but currently it is the time to work it. I pay for everything myself and want to keep all of my finances away from relatives. It says I am a high risk, but I a an engineer, very frugal with my money, and am careful with all my investments, car, computer, and where my money is being used. I am trying to use prosper for two reasons: I think most banks are crooked, and I believe it is a good idea that I wanted to try out to review for others that might be interested.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428091
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.42%	Starting borrower rate/APR:	32.42% / 34.83%	Starting monthly payment:	$656.82

Auction yield range:	11.27% - 31.42%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1996	Debt/Income ratio:	28%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	15y 6m
Amount delinquent:	$0	Revolving credit balance:	$16,857	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	generous-point	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for cancer treatment
Purpose of loan:
This loan will be used to?continued payment of my?ongoing cancer treatment not covered by my insurance.? my cancer is in ren=mission but I need to continued treatment for 5 months to ensure that it does not return.?

My financial situation:
I am a good candidate for this loan because?I have been employed by the same firm for 15 years.? The firm is a solid general contracting company specializing in government projects and has annual sales of?approximately 250,000,000.? In other words, the company ios very strong and my continued?employment is secure.? I am a homeowner?have lived in my current home for 4-1/2 years and previously owned?a home in the same area for10 years.? I?am married to my wife of 30 years,and together we have an adult son and daughter who are gainfully employeed and live in the same area.? I am civic minded and participate in community and church events.??

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 4500
??Insurance: $?Spouses incom
??Car expenses:?Spouses income
??Utilities: $ 600
??Phone, cable, internet: $ 150
??Food, entertainment: $ 600
??Clothing, household expenses Spouses income?
??Credit cards and other loans: $?Spouses income
??Other expenses: $ 1500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428103
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	27.30%	Starting borrower rate/APR:	28.30% / 30.65%	Starting monthly payment:	$103.81

Auction yield range:	14.27% - 27.30%	Estimated loss impact:	15.24%
Lender servicing fee:	1.00%	Estimated return:	12.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1997	Debt/Income ratio:	12%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,981	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Bizyhusbandnfather	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 660-680 (Sep-2008) 640-660 (Aug-2008)
Principal balance:	$2,163.25	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying of debt from my wedding :)
Purpose of loan:

This loan will be used to? The purpose of this loan is the same as the previous loan and hence I'm leaving that description with a few small changes.
Pay off debt adquired?getting married and bringing my wife to the USA.? We have now added a new member to the family as you can see in the picture. I just want to pay off my current prosper loan at a little lower interest rate. You should see that I've had a great payment history and my credit rating should be higher. I have never not paid a debt :)
My wife is from Peru. I?m madly in love with her. The debt I acquired from the marriage was not for some outrageous party or any elegant luncheon. ?It was for our lovely immigration process and a last minute plane ticket because INS and USCIS do not give any advanced notice of when someone will be approved or disapproved for a Visa.

My financial situation:
I am a good candidate for this loan because? I'm very responsible and have never, not paid a debt. Even in moments where the rest of the world would have declared bankruptcy I've still followed through. I am currently making double and triple payments on my debts but would like to have a lower interest rate. When you look at the numbers below to calculate risk there are a few things that need to be taken into consideration apart from those number. What you see there is my monetary compensation. However my work contract does have other compensation with great value that is not paid out to me in the form of a check. I also use an apartment that values $520 a month , utilities that value $200 per month, family health and dental insurance? with premiums of $950 a month,. None of this is deducted from my pay. It is all in addition to the numbers you see below as well as a $60 per month cell phone reimbursement.? I also have an IRA that actually values the same $3000 that I owe. However I have to quit my job to use it without large penalties. So the actual annual earnings with everything included equal a value of just under $55,000per year. Do keep this into consideration when considering to bid on my loan.

Monthly net income: $ 3183.00 including monthly bonuses

Monthly expenses: $ 1231.00

??Housing: $
??Insurance: $
??Car expenses: $?300 fuel
??Utilities: $
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $?237
??Other expenses: $ 100 per month payments on medical for birth of baby
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428109
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.01%	Starting borrower rate/APR:	22.01% / 24.37%	Starting monthly payment:	$61.11

Auction yield range:	8.27% - 21.01%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	3%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$439	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	favorable-basis	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping My Wife.
Purpose of loan:
This loan will be used to? Make my wife very happy.......? Well this is my second go around. Thank you for the previous bids on my first listing. I have managed to come up with most of my goal, so now I'm needing as much this time. My wife has been working and saving every penny she can find to get a breast augmentation, she will be turning 39 soon so she?is?trying to get all this money?together before the big day strikes....I would love to surprise her and take?some of the?pressure off and help her accomplish her goal.

My financial situation:
I am a good candidate for this loan because? I work full time and always keep a job for my family. I have little debt and I'm trying to to get my credit cleaned up and start a new credit history so my life can move on.

Monthly net income: $ 2600

Monthly expenses: $
??Housing: $
??Insurance: $ 56.00
??Car expenses: $
??Utilities: $ 160.00
??Phone, cable, internet: $ 45.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $?150.00
??Credit cards and other loans: $ 180.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428197
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-2000	Debt/Income ratio:	7%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	courteous-listing3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Make a differnce, Make a change
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?? I am the the process of reestablishing my credit. This will be a good and helpful move for us both. Most of the funds will be used to start a shelter for cats that have no home. After I get the business up and running and the loan paid off, I will take out another loan to broaden my business. By then my credit will have risen, and with the next loan I will start to shelter other animals. I want to start a relationship with the lender, because I know I will be dealing with you (the lender) for a long period of time. I will also refer many of my close friends to you (the lender).

Thank you for your time and consideration........MAKE A DIFFERENCE, MAKE A CHANGE

Monthly net income: $ 2,100

Monthly expenses: $
??Housing: $?200
??Insurance: $ 0
??Car expenses: $ 80
??Utilities: $ 0
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $?75
??Credit cards and other loans: $ 50
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428203
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,999.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$499.10

Auction yield range:	8.27% - 16.00%	Estimated loss impact:	7.36%
Lender servicing fee:	1.00%	Estimated return:	8.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1997	Debt/Income ratio:	27%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,368	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	vigilance-hut	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards, etc.
Purpose of loan:?Pay off and close out?credit cards, this?has occurred due to a large medical expense for my wife, flooding damage on home, personal expenses, etc.

My financial situation:
If my profile looks familiar, I had to withdraw my previous listing due to some incorrect figures.? I apologize for the inconvenience.? I am a good candidate for this loan because I have good credit (700+).??I have a successful good-income job.? I am the GM of sales for the Cintas Corp and have been there 7+ years.??My base salary is 88k, with a max compensation of 149k.? Over the last 4 years, I have averaged around 110k annually.? My credit history shows no missed or late payments and like I mentioned earlier a good credit score.? I have roughly 10k in investments that I could use for funding or payment if I have to, however cashing out investments now with the economy is not wise.? I am including this because I want to reassure you?that I am a competent, qualified and dependable borrower.??I have submitted my information on Lending Tree so you may see inquiries on my credit report due to this, but I have not taken any loans from anyone.? It was a mistake which now I know.? With your funding and support, my family and I would?be able to finally put behind us my wife's surgery and the flooding damage at our home, which is $10,000 of the credit card debt.??Thanks to all of you who have shown consideration to my request, I appreciate it.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428215
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.02%	Starting borrower rate/APR:	23.02% / 25.30%	Starting monthly payment:	$290.40

Auction yield range:	8.27% - 22.02%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1978	Debt/Income ratio:	40%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	20y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,226	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	38%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	exchange-iris	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off some bills, helping daug
Purpose of loan:
This loan will be used to?pay off some bills and help out my daughter with some schooling costs.?

My financial situation:
I am a good candidate for this loan because?I have always tried to pay all my bills?on time and maintain a good credit rating. I should also be recieving some inheritance?money?by the beginning of the year.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428227
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1996	Debt/Income ratio:	48%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	19 / 22	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	45	Length of status:	9y 8m
Amount delinquent:	$683	Revolving credit balance:	$22,052	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	autonomous-cash	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off bills
Purpose of loan:
This loan will be used to? pay?off some unexpected bills.

My financial situation:
I am a good candidate for this loan because? I will be able to pay this loan off quickly, within a year. I have been at the same job for 9 years and have recently began a 2nd job which will allow me to make the montly payments for this new loan.

Monthly net income: $ 3000 primary job and additional $1400 for second job
Monthly expenses: $
??Housing: $ 1508
??Insurance: $ included in loan
??Car expenses: $ 435
??Utilities: $ 150
??Phone, cable, internet: $ 140
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.27%	Starting borrower rate/APR:	15.27% / 17.44%	Starting monthly payment:	$104.39

Auction yield range:	14.27% - 14.27%	Estimated loss impact:	14.61%
Lender servicing fee:	1.00%	Estimated return:	-0.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1995	Debt/Income ratio:	11%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,390	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Rach73	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing Car (gap)
Purpose of loan:
This loan will be used to refinance our car interest rate.? We owe $11,092 on our 2007 Toyota Corolla CE.? We have had?a loan approved to refinance our car but they will only cover what the banks book value is.? This loan will cover the gap between what we owe and what the bank will approve.?

My financial situation:
I am a good candidate for this loan because I have worked really hard on trying to improve my credit score over the last five years.? No defaults on credit cards, mortgage, or automobile.? I am rebuilding credit due to a bankruptcy.? My wife and I had major complications with the birth of our first child and the medical bills where just to much to handle.? I had great credit before bankruptcy and am striving to get back to that point?

Monthly net income: $
$4200
Monthly expenses: $
??Housing: $801
??Insurance: $ 380
??Car expenses: $ 314
??Utilities: $ 150
??Phone, cable, internet: $106
??Food, entertainment: $?450
??Clothing, household expenses $200
??Credit cards and other loans: $ 300
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1996	Debt/Income ratio:	21%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,696	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	independent-balance5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit/personal debt
Purpose of loan:
This loan will be used to pay off higher interest rate credit cards and fix my car.

My financial situation:
I am a good candidate for this loan because?I have a great and steady job. I make over $100,000 per year, but just need a short term loan and should be able to pay back all of this very shortly. I have always paid back all loans and I am in good standing with all of my accounts. The only reason my credit score isn't better is because I was behind on 2 payments over 2 years ago for only a few months. You have nothing to worry about with this loan and it would be greatly apprecaitted. God Bless!

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 200
??Car expenses: $?375
??Utilities: $ 350
??Phone, cable, internet: $ 150
??Food, entertainment: $?750
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1500
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428339
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.33%	Starting monthly payment:	$50.94

Auction yield range:	8.27% - 29.00%	Estimated loss impact:	7.20%
Lender servicing fee:	1.00%	Estimated return:	21.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2000	Debt/Income ratio:	22%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	25	Length of status:	7y 1m
Amount delinquent:	$31,631	Revolving credit balance:	$5,823	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	50%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	blkfroggy	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to do away with my high interest rate credit card.??

My financial situation:
I am a good candidate for this loan because I have good job history.? I am trying to rebuild my credit after I ran into some financial troubles.? I am a lender on Prosper and I invested in six loans.? I would like to see if Prosper could help me now.

Monthly net income: $2,500

Monthly expenses: $2,330
??Housing: $900
??Insurance: $80
??Car expenses: $200
??Utilities: $250
??Phone, cable, internet: $100
??Food, entertainment: $300
??Clothing, household expenses $100
??Credit cards and other loans: $400?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428345
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-2004	Debt/Income ratio:	10%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,928	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	top-tremendous-loyalty	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of credit cards ,dental work
Purpose of loan:
This loan will be used to? Hello the purpose of my loan request is to enable me to pay of 4,000.00 dollars in credit card bebt along with having about 2,500.00 dollars of emergency dental work preformed immediately so that I will not loose my teeth I have been diagnosed with second stage gingivitis gum disease.

My financial situation: I work full time as a construction forman 40+ hours a week
I am a good candidate for this loan because? I have good credit and the ability to pay the loan as contracted in full on time.
Monthly net income: $ 4,500.00 a month gross pay

Monthly expenses:?
??Housing: $ rent 12,000.00
??Insurance: $ car ins 108.00 /life insurance/ 150.00 rental ins 35.00 ?
??Car expenses: $ 100.00 gas maintenance car is paid for 2000 buick park avenue
??Utilities: $ elect 150/cell phone 120.00/
??Phone, cable, internet: $ 300.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428351
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1982	Debt/Income ratio:	40%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	72	Length of status:	23y 6m
Amount delinquent:	$0	Revolving credit balance:	$3,881	Occupation:	Clergy
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	56	Homeownership:	No
Inquiries last 6m:	4
Screen name:	DoctorEr1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	7 ( 100% )	660-680 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2009) 600-620 (Jul-2009) 640-660 (Apr-2009) 640-660 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	7
Description
Study Vacation In Europe
Purpose of loan:
(explain what you will be using this loan for)
Have a chance to take a 4 week study vacation in Rome. Money would be used for housing, travel, meals etc.
My financial situation:
(explain why you are a good candidate for paying back this loan)
I had?2 loans with Prosper before and loan was paid in Full ahead of schedule.
Monthly net income: $
$3500
Monthly expenses: $
??Housing: $ 0??? I am?catholic priest do?not pay for any housing expneses....
??Insurance: $?0
??Car expenses: $ $6.000
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $?400 Monthly
??Clothing, household expenses $ 0
??Credit cards and other loans: $?350.00
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.32%	Starting borrower rate/APR:	31.32% / 33.72%	Starting monthly payment:	$323.83

Auction yield range:	11.27% - 30.32%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1975	Debt/Income ratio:	13%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	9 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	22	Length of status:	9y 7m
Amount delinquent:	$0	Revolving credit balance:	$22,477	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	KISSENA_ENTERPRISE	Borrower's state:	Texas	Borrower's group:	Global Group - Fast Same Day Approval -
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
GOOD INVESTMENT!!! BETTER RETURNS!!
Purpose of loan:
This loan will be used to pay down my credit card debt. As you probably can see from this posting, my credit card debt is very high and need's to be paid down in order to increase my credit scores. I am attempting to increase my credit scores and payback this loan within 6 months. This will give me a better chance at getting funded for a $15,000 loan I need?in order?to expand my current business.

My financial situation:
I am a good candidate for this loan because I have the means to pay it back in a very short period of time giving investors a much quicker return. This will give you, the investor, a quick return and free up cash to make bigger and better investments. I am a retired CFO with over 25 years experience in this position. With that being said, as a CFO you live by a code of ethnics and I know what investors want and that I usually give to my investors. Just by reviewing my profile, I have a long steady history of never having any late payments or delinquencies ever!! That is the number one reason you?can rely on?your investment?being better?secured. Please do not hesitate to bid because you will find that this is one of the better, more secure?investments you can make here on Prosper.. Thanks!

Monthly net income: $ 8,500

Monthly expenses: $
??Housing: $ 1250
??Insurance: $?300
??Car expenses: $?200
??Utilities: $?300
??Phone, cable, internet: $100
??Food, entertainment: $400
??Clothing, household expenses $?100
??Credit cards and other loans:?$600?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428387
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$725.76

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Mar-2002	Debt/Income ratio:	73%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	13y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,163	Occupation:	Tradesman - Carpent...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	zippy-credit8	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of credit cards and loans
Purpose of loan:
This loan will be used to pay of mine and my spouses credit cards and loan. We have 3 Children getting ready for college and want to be able to help them.

My financial situation:
I am a good candidate for this loan because my wife and? I do have secure jobs and will be able to pay the loan off.

Monthly net income: $ 3700

Monthly expenses: $
??Housing: $ 950.00
??Insurance: $ 140.00
??Car expenses: $ 310.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 145.00
??Food, entertainment: $
??Clothing, household expenses $ 700.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428405
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$183.28

Auction yield range:	17.27% - 18.00%	Estimated loss impact:	26.00%
Lender servicing fee:	1.00%	Estimated return:	-8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1996	Debt/Income ratio:	42%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	15y 9m
Amount delinquent:	$92	Revolving credit balance:	$6,021	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$1-$24,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	0
Screen name:	newest-note-mountain	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Pay off all my credit cards to have one payment instead of several payments during the month..some of my credit cards have outragious APR rates, and they keep going up..just want to pay them off and get rid of them..
My financial situation:
I am a good candidate for this loan because?When I say I am going to do something I will..I just need someone to give me a chance so I can prove I will pay this off and get out of debt..Some of the things on my credit dont look so good..Like a mortgage that has a lean on it..That is my ex-husbans house and have nothing to do with it..Garnishment of wages I have no idea what that is..Never had a garnishment in my life..So some things can be explained on there..

Monthly net income: $ 2000.00

Monthly expenses: $
??Housing: $0
??Insurance: $0
??Car expenses:$440.02??
Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $100.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $200.00
??Other expenses: $
The reason for no monthly house bills is due to my fiance working for the state prison..We pay no electric cable, water, etc..Paid for by the state..He owns the home that we live in..
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428411
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$907.20

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1996	Debt/Income ratio:	49%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	14y 11m
Amount delinquent:	$0	Revolving credit balance:	$42,543	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	fabulous-listing	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my Credit Cards
Purpose of loan:
This loan will be used to?
This loan will be used to?pay off credit cards and reach financial freedom.
My financial situation:
I am a good candidate for this loan because being in the United States Air Force I can be trusted. I defend my country with pride and honor. This loan will help my family be financially sound. I can guarantee the payments will always be made on time, because both my wife and my checked get deposited to the same account. By consolidating these cards into one payment, the money that I would sending to each one, will go directly to this loan. I pride myself in being an honest person. If I'm granted this loan you can count on me to take this loan as serious as I do in defending my country. Nothing means more to me than my family, my country and my word. My word is golden and you can count on it. Thank you in advance for your consideration on obtaining this loan, so my family and I can move forward to financial freedom.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428435
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	35.00%	Starting borrower rate/APR:	36.00% / 39.48%	Starting monthly payment:	$695.63

Auction yield range:	17.27% - 35.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1973	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	13 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	49	Length of status:	11y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,098	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	35%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	17
Screen name:	silver-fortress8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
medical
Purpose of loan:
This loan will be used to?? pay for medical bills

My financial situation:
I am a good candidate for this loan because?? I am a honest person and will repay the amount quickly

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428447
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	23.98%	Starting borrower rate/APR:	24.98% / 28.88%	Starting monthly payment:	$39.75

Auction yield range:	8.27% - 23.98%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1985	Debt/Income ratio:	24%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	17 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	80	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$68,239	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sensible-dedication	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Establishing a Credit History
Purpose of loan:
The entire?loan will be used to pay on a single credit card which currently has a rate of 25.99% and a balance of $4498.08 and has been personally be placed on hold for the next 6 months in order to get a "special offer"?of 20% refunded for not using and paying down the balance.?In order to establish myself on Prosper I am asking for a small loan?and will pay the full amount off in 60 to 120 days. I find it more self fulling to pay smaller loans quicker and see accomplishments in?balances disappearing.?

My financial situation:
My is in an excellent postition at this time as I am developing more of the rental properties that I have purchsed in the past.?Harvest is nearing of 35 acres of soybeans which are free and clear of any liens. I also am employed as a full- time medical technologist at $35.00/hour. My wife also is a medical technologist full-time at $27.25/hour. ??

Monthly net income: broken down is roughly $4200.00 from working, $3810 from rentals and my wife's is $2600.00 after all deductions. The soybeans will bring in at least $15,000.00 when harvested.

Monthly expenses: $
??Housing: $ 400.00/month (personal home)
??Insurance: $?750.00/month?(including rentals/car/life/farm)
??Car expenses: $ 373.00 (1?car,?own 3 others)
??Utilities: $ 300.00 (includes?all rentals)
??Phone, cable, internet: $ 194.50
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 100.00?
??Credit cards: $918.00
??Rental Loans: $ 1200.12

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428453
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.65%	Starting borrower rate/APR:	25.65% / 27.97%	Starting monthly payment:	$300.78

Auction yield range:	8.27% - 24.65%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1996	Debt/Income ratio:	11%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,817	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	38%	Stated income:	$100,000+
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	durability-boomer	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my debt @ 50% discount
Purpose of loan:
I ran into some very severe medical problems a few years back and had no other options than max out my credit cards to pay for my dental work. I subsequently won a $50,000 lawsuit and was able to pay off most of the debt but still have one account in collection. I have just been offered a 50% reduction in the debt to pay it off by October 30th...for about $7500.
My financial situation:
I am a good candidate for this loan because I have a very stable job, just bought a house and have paid all of my bills on time for the past 2 years. I'm looking to get this one last debt of my record to continue to improve my credit score and creditworthiness. This would be a great gift for my wife and 11 month old son.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428459
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$645.34

Auction yield range:	8.27% - 9.00%	Estimated loss impact:	8.68%
Lender servicing fee:	1.00%	Estimated return:	0.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Oct-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,828	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	24%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	marketplace-orbit	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding my emerging market business
Purpose of loan:
This loan will be used to secure equipment for a business I am starting?that will take a concept that is already succeeding nationally (but isn't able to personalize it's services) and bring it right?to the customer's doorstep with services that will better meet their needs.
My financial situation:
I am a good candidate for this loan, because I do have and always have had good credit,?I pay my debts and bills on time, and I understand economics and the miracle of making money work.? I respect?the desire you have?to give others opportunities to use your money in order to better our economy as a whole while earning interest for your family and future.? I only seek this money because I see the perfect opportunity to put supply and demand to work in my local community.? Thank you for supporting me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 427024
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.07%	Starting borrower rate/APR:	16.07% / 18.25%	Starting monthly payment:	$105.57

Auction yield range:	6.27% - 15.07%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	6	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$12	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	return-assembler	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Camera investment for rental
Purpose of loan:
This loan will be used to invest in a camera package, which I will rent out, along with my services.? Cameramen who own equipment tend to have an advantage when applying for jobs, because they can typically offer a camera package at the same cost or less than a rental house would, and the equipment is often better cared for.? Cameras that come from rental houses face constant abuse, and are sometimes inadvertently damaged by people who aren't as familiar with the equipment as they should be.(i.e. students)? An owner/operator usually babies his camera, and is very comfortable with it's operation.?

My financial situation:
I am a good candidate for this loan because I have been working in the film/video production industry for the last three years, getting more work and making more money each year.? I have established relationships with two production companies that hire me regularly, as a cinematographer or assistant cameraman, and I am always making new contacts.? I have great credit and my monthly expenses are fairly minimal:

rent + utilities - $600
car payment - $324
ins. + gas + maint. - ~$330
groceries - $120
food + entertainment - $150
misc. -$100

total ~$1654

Also, my car will be payed for in October, 2010.

I have already saved about $7500 dollars toward investing in this camera package.? I could continue to save, but would like to get things moving, because I have a couple of upcoming productions which would be happy to rent from me.? I estimate that I would need to rent the camera for about 30 days to cover the initial investment.? This will almost certainly happen within the next 12 months, based on my own records of employment.?

Links to some recent work, for those interested:
http://www.youtube.com/watch?v=G5TqfeSOpb8
http://www.youtube.com/watch?v=xZ0xsF5XWfo
http://www.youtube.com/watch?v=krG2d7OK8MM&feature=channel

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 427976
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$123.23

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	15 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	22	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$25,046	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	mmm19800	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 90% )	640-660 (Latest)
Principal borrowed:	$2,999.00	< mo. late:	2 ( 10% )	640-660 (Jul-2009) 560-580 (Jan-2008) 560-580 (Dec-2007) 540-560 (Jul-2007)
Principal balance:	$1,031.71	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Please help me to lower my payments
This loan will be used to pay down and lower my monthly payments on a credit cards. I used credit cards to pay for medical expenses. If I get this loan, my total debt payments will not increase, but will allow me to pay off debt sooner.

Monthly net income: $ 2500 - 4500

Monthly expenses: $
??Housing: $ 427
??Insurance: $ 50
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 680
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428052
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	25.02%	Starting borrower rate/APR:	26.02% / 28.34%	Starting monthly payment:	$120.90

Auction yield range:	8.27% - 25.02%	Estimated loss impact:	7.10%
Lender servicing fee:	1.00%	Estimated return:	17.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1997	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$34,252	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	steelersfan26	Borrower's state:	Arizona	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down credit cards
Purpose of loan:
This loan will be used to get a head start in paying off credit cards. I have finally graduated from college and I need a set plan to get my credit cards paid off.?I am tired of carrying these balances and want to be rid of credit card debt forever.? I just want to get my family's "new life" off to a good start.

My financial situation:
I am a good candidate for this loan because I always make my payments, and always make them on time.? My wife and I just put our condo up for sale and have moved in with her parents.? This is saving us about $400 month in electricity, phone, cable, etc.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 612
??Insurance: $ 80
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 0?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428058
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 24.96%	Starting monthly payment:	$37.75

Auction yield range:	8.27% - 20.15%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1996	Debt/Income ratio:	19%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	17y 5m
Amount delinquent:	$0	Revolving credit balance:	$79,780	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	upbeat-marketplace	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Card
Purpose of loan:
This loan will be used to attack one of many credit cards that I used to remodel my home.? The banks have taken advantage of this recession, as many of you know, and have lowered my available credit, as well as raised my interest rates, all without me ever missing a payment.? I have several cards that had very, very large available credit lines and had credit running on them that was at or around 7%.? Bank of America, Washington Mutual (Chase) and worst of all Advanta has changed my rates over the last several months.? Some I have paid off, some are almost paid off.? The worst one is Advanta (which is now out of business).? They raised my rate from 3.99 to 30.99%.? I have paid down the $12,000 that was owed down to $4000, but I want out from under the burden of such high interest ASAP.? This loan is a test of Prosper.com, as well as a step in getting rid of one more corrupt credit card company.

My financial situation:
I am a good candidate for this loan because I never miss a payment.? I also have a very good paying job in a necessary field, even in this economy.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 1500
??Insurance: $?150
??Car expenses: $ 0
??Utilities: $ 75
??Phone, cable, internet: $ 50
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428094
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.42%	Starting borrower rate/APR:	32.42% / 34.83%	Starting monthly payment:	$875.76

Auction yield range:	11.27% - 31.42%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-2002	Debt/Income ratio:	52%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	9y 1m
Amount delinquent:	$0	Revolving credit balance:	$54,064	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	GALOP	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428106
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.32%	Starting borrower rate/APR:	31.32% / 33.72%	Starting monthly payment:	$323.83

Auction yield range:	11.27% - 30.32%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1998	Debt/Income ratio:	19%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	24 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$54,237	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	ozie	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	640-660 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Upgrading medical practice
Purpose of loan:
I am a psychiatrist . I?am?working in hospital as a full time psychiatrist with 198,000 annual salary.During my residiency I established a lot of debt.I opened new medical practice last year.And this loan will be used for computerized medical record system.You can obtain full information from WWW.WMHS.COM where I am full time staff psychiatrist.I obtained credit from prosper before and I fully paid that off.Sincerely.

My financial situation:
(explain why you are a good candidate for paying back this loan)

Monthly net income: $ Bettween 8800 and 10600 depends on extra moonlighting at hospital..I can verify all income details..

Monthly expenses: $
??Housing: $2000
??Insurance: $ 150
??Car expenses: $ 360
??Utilities: $ 250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 650
??Clothing, household expenses $450
??Credit cards and other loans: $1350
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428112
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	5 / 6	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	19	Length of status:	0y 4m
Amount delinquent:	$2,067	Revolving credit balance:	$1,562	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	2
Screen name:	commerce-rapture	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me get back on my feet
Purpose of loan:
This loan will be used to?
Reactivate my business of computer sales and service in a new location.? It will also be used as capital to purchase inventory and a small amount of equipment to be used in the diagnoses and repair of personal computers, laptops, and business servers.

My financial situation:
I am a good candidate for this loan because?
I was operating a successful business until a bad contract came back to haunt me.? I was put out on the street with nothing more than $66.00 remaining in my checking account.? In four months I was about to gross nearly $60,000 in total sales and service, after that time, my former employer who was leasing me the business came in and took it back over with no legal reprecussion.? I was left with nothing, and my months of hard work, and years of loyal service amounted to nothing when i was thrown out.

Monthly net income: $ Currently because of my situation, my net income depends entirely on getting my business going again.

Monthly expenses: $ 1500.00
??Housing: $ 300.00
??Insurance: $ 150.00
??Car expenses: $ 600.00
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $?200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428194
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1986	Debt/Income ratio:	41%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	24y 8m
Amount delinquent:	$0	Revolving credit balance:	$55,052	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	arch3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to start paying off my credit line.

My financial situation:
I am a good candidate for this loan because I want to get rid of the debt accumulated due to income reduction. I can pay you back. I have a 32,000 line of credit which I want to pay off. With the 10,000.00 that you lend me, I can start to get this monkey off of my back. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428200
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$102.69

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1999	Debt/Income ratio:	14%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	15	Length of status:	11y 9m
Amount delinquent:	$280	Revolving credit balance:	$271	Occupation:	Laborer
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	13%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	compassion-carnation9	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Catching up on bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428218
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.65%	Starting borrower rate/APR:	25.65% / 27.97%	Starting monthly payment:	$300.78

Auction yield range:	8.27% - 24.65%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-1997	Debt/Income ratio:	8%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	32	Length of status:	4y 7m
Amount delinquent:	$15,933	Revolving credit balance:	$805	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$100,000+
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	sensible-bonus	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation/ Wedding
Purpose of loan:
This loan will be used to Consolidate Debt and partially fund a Wedding.

My financial situation:
I am a good candidate for this loan because I have a secure job and can afford monthly payments. I have equity in my home and approx $9,000 in?stocks. I?also own a 08 Toyota Scion, which has been paid off in full.

I settled with GCSF (the only current delinquency on my credit report) and have been making on-time monthly payments to them.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428224
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	12	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,099	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	open-credit	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Roof & Siding
Purpose of loan:
This loan will be used to pay off the remainder of the land contract from a purchase of an investment property 3 years ago.? I will also need to replace the roof and either paint or new siding as available funds allow.

My financial situation:
I am a good candidate for this loan because I have invested in this property for the last 3 years?with regular monthly payments and a full renovation of the inside and have had filled with tenants for the past 3 years.?

Monthly net income: $ 3141.66.? This does not include my husband's income

Monthly expenses: $
??Housing: $ 680
??Insurance: $ 80
??Car expenses: $0
??Utilities: $ 275
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428242
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.27%	Starting borrower rate/APR:	15.27% / 17.44%	Starting monthly payment:	$243.58

Auction yield range:	14.27% - 14.27%	Estimated loss impact:	14.61%
Lender servicing fee:	1.00%	Estimated return:	-0.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	14 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$15,765	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Theresasc75	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest cards
Purpose of loan:
Consolidating and paying off a couple of high interest credit cards that I had to use to buy equipment while starting my photography business. Things are going great with the business, just would really like to not have to pay the ridiculous interest rates to the credit card companies.

I'd really like to start reaping the rewards of all of my hard work, rather than just seeing it go out the window to high interest rates, on top of all of my other new expenses! I still have to pay student loans, along with now having to provide my own health insurance and insuring all of my equipment.

My financial situation:
I am a good candidate for this loan because I am financially stable and always able to pay my debts on-time.

Monthly net income: $5,000.00

Monthly expenses: $ 3240.00
??Housing: $ 1000.00
??Insurance: $ 500.00
??Car expenses: $ 400.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 140.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 600.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428248
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.42%	Starting borrower rate/APR:	32.42% / 34.83%	Starting monthly payment:	$437.88

Auction yield range:	11.27% - 31.42%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1997	Debt/Income ratio:	29%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,048	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	orange-punctual-auction	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Utility Footwear Business
Purpose of loan:
I am self-employed Owner and President of the Flip Slip Shoe Co. For the past few months I have been working on starting a new business for a foldable, self-containable Mary Jane shoe that I invented called The Flip Slip. It is a Patent Pending shoe that fits in a pocket and converts into a hard-soled walking shoe for the relief of high-heels. I'm very excited about the potential of this business and think it's a much needed and long overdue product! Website for? info/pics: Flip-Slip.blogspot.com

I have a business plan that I have been working on for the past few months and my goal is to be in business in two to three months. I hired a footwear designer that will take my prototype and turn it into a market-ready sample. The footwear designer is also well connected with footwear manufactures in Asia and America and we will be looking at the potential for Made in the USA!

Moving forward, there are a lot of resources I will need in order to get this business started. At the moment, I need a small business loan to help get a great business off the ground, and at the same time, I am offering a great interest rate as an incentive to investment in my business. Please contact me anytime if you have any questions or are interested.

Thanks and God Bless!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$148.65

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1995	Debt/Income ratio:	36%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	36	Length of status:	0y 4m
Amount delinquent:	$11,398	Revolving credit balance:	$3,941	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	59%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	agreement-paloverde	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
trying to settle Chase collection
Purpose of loan:
This loan will be used to payoff an old credit card in collections?

My financial situation:
I am a good candidate for this loan because my credit has been going up since 2005, no late payments since then, restablishing my credit, steady income,?just had a bump on the road back in 2004 when my job was cutting hours

Monthly net income: $ 2200.00

Monthly expenses: $
??Housing: $ 0 live with parents
??Insurance: $ 180.00
??Car expenses: $ 500.00
??Utilities: $ 0
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 300.oo
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	6	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,652	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	hsmag	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please help me lower my bills
Purpose of loan:
This loan will be used to pay off higher interest loans. The bills I would like to pay are,

DELL (computers used business)?? Balance $1300?????? ??????????
Dentist???????????????????????????????????????? Balance $650??????
Capital one?????????????????????????????????? Balance $600
I have $200 going out on these loans per month and I would like to improve my position if I can. That is my reason for wanting this loan. All of my bills are current. It just make since to consolidate into one loan that helps me pay it off? in a set amount of time. I'm hard working and can repay this loan on time. Thank you for taking a look.

My monthly income is $1250 -$1500

My other monthly bills are
insurance $150
Food??????? $200
Phone????? $75?
Car?????????? $175

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428342
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$65.88

Auction yield range:	4.27% - 10.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	27	Length of status:	10y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	coin-icon	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Establish Prosper Credit
Purpose of loan:
This loan will be used to? establish credibility with prosper and re invest into peer lending. i believe in only borrowing to produce never to consume. My credit score is very important to me and i will never miss a payment

My financial situation:
I am a good candidate for this loan because? i own a salon business and have a strong loyal client base for myself and?those who booth rent from me are well established. i was recently married. my income does not reflect my husbands income of 65k as a independant contractor doing finish work. combined we have a great income and have no debts other than our home, salon mortgage and sba loan.?one car paid for and the other is leased which my business pays for. i am simply looking to get a feel for reinvesting. we can pay off this loan several times over with our savings.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428348
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$362.88

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-2000	Debt/Income ratio:	25%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	6 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	21	Length of status:	1y 4m
Amount delinquent:	$20,728	Revolving credit balance:	$409	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1
Screen name:	ladybug60	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-660 (Sep-2008)
Principal balance:	$2,274.87	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Help to pay off Credit Cards
Purpose of loan:
This loan will be used to?Pay off our current prosper loan at 29.9%, ouch! Pay off three nasty Credit Cards.? We would use any leftover money to help my wife start advertising her business. She recently graduated from beauty school and is a licensed cosmetologist trying to build her clientele. We would also like to start our daughter in some fun educational classes. We would really like to get our debt payed down so that we could own our own home in the near future and give our daughter all the opportunities in the world. I would also use a little of the money to put snow-tires on my car? so I can safely get to work.

My financial situation:
I am a good candidate for this loan because? We have never been late on our rent in 4 years at this complex. We take care of all our bills. I have a very good job that as winter and snow approaches, has potential to pull in a lot of money. I will be on call 24/7 for snow removal...lots of overtime. My wife has a growing clientele. We are very responsible trustworthy people, and appreciate life and all that the world and its people have to offer.

Monthly net Household income: $ 2,700

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 400 ( health and auto)
??Car expenses: $ 260
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 350
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $ 50 ( emergency cash, or dr. co-pays)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1993	Debt/Income ratio:	17%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	7 / 6	Employment status:	Retired
Now delinquent:	4	Total credit lines:	14	Length of status:	3y 8m
Amount delinquent:	$1,086	Revolving credit balance:	$9,532	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	compassion-werewolf	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a medical emergency
Purpose of loan:
This loan will be used to?pay medical bill?

My financial situation:
I am a good candidate for this loan because? ive always paid my bills ...just had a medical emergency that my insuranse dosent cover alll

Monthly net income: $ 2100

Monthly expenses: $ 0
??Housing: $ lived with partner last ten years
??Insurance: $?medicare
??Car expenses: $ 0
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428384
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	3.27%	Starting borrower rate/APR:	4.27% / 4.60%	Starting monthly payment:	$29.64

Auction yield range:	3.27% - 3.27%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	2.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1987	Debt/Income ratio:	115%
Credit score:	780-800 (Oct-2009)	Current / open credit lines:	26 / 23	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	22y 9m
Amount delinquent:	$0	Revolving credit balance:	$63,890	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	30%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	orange-unequaled-bid	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUY PART FOR MY BUSINESS
Purpose of loan:
This loan will be used to buy part for my business

My financial situation:
I am a good candidate for this loan because i have a good credit.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428396
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$254.02

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-2000	Debt/Income ratio:	15%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,781	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	33%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	five-star-treasure2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a car, full repay by 12/09
Purpose of loan:
This loan will be used to purchase a car to transport myself and my 9yr old son.?

My financial situation:
I am a good candidate for this loan because I have great credit and have never defaulted on a payment. Full amount will be paid by December 2009 (or November) upon receipt of 8,000 tax credit. ?

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 428408
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$362.88

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1994	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	5 / 4	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	6	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$546	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	bold-capital-magician	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student Loan
Purpose of loan:
This loan will be used to help fund the essentials needed for the typical student such as myself.? This loan will cover such expenses as rent, food, utilities, gas, etc.?

My financial situation:
I am a good candidate for this loan because I have always been good with money.? If I have to cease my studies to return to my job as a pharmacy technician, I will.? My credit score is good to excellent.? I have only been late making payments on my credit card once or twice in the many years that I have been with my bank.? I was probably late by a few hours during these times.? I have one primary checking card and one primary credit card.? My credit card is paid off, it always is paid off.? I have no hidden loans or deficits anywhere else.? As of right now, I still do not owe any money to anyone.? I still have some money saved up.

I feel my success in school needs my invested time so I quit my pharmacy technician job in August.? I am now asking for this loan to help keep me on my feet.? I hope you will agree to offer my loan to me at a great rate because I will stop at nothing to pay back promptly and on time.

Thank you.
Information in the Description is not verified.